Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended March 31, 2018

FRANKLIN, Tenn., May 8, 2018 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended March 31, 2018. The Company reported net income for the first quarter of approximately $1.9 million, or $0.09 per diluted common share. Normalized funds from operations and adjusted funds from operations ("AFFO") for the three months ended March 31, 2018 totaled $0.38 and $0.39, respectively, per diluted common share.

Highlights include:

•
During the first quarter of 2018, the Company acquired three real estate properties totaling approximately 38,000 square feet for an aggregate purchase price and cash consideration of approximately $12.7 million. Upon acquisition, the properties were 100% leased in the aggregate with lease expirations ranging from 2018 through 2033.

•
In addition, in late 2017, the Company purchased $11.45 million face value of certain promissory notes, secured by accounts receivable of our bankrupt borrower ("Borrower"), for $8.75 million from a syndicate of banks, a $2.7 million discount to face value, and in the first quarter of 2018, acquired $2.2 million of certain promissory notes, secured by the operations of two facilities related to our Borrower, which were not included in the bankruptcy, for a total investment in these notes of approximately $10.95 million.

•
On April 25, 2018, the Company provided a new $23.0 million loan to a newly formed company (Newco), secured by all assets and ownership interests in seven long-term acute care hospitals and one inpatient rehabilitation hospital that, along with a series of investments by the management of Newco, allowed Newco to acquire certain assets of the Borrower.

•
Also on April 25, 2018, $10.95 million for the promissory notes discussed above and approximately $0.261 million of interest on those promissory notes and approximately $0.25 million in fees and reimbursement of expenses and approximately $6.7 million principal and accrued interest related to its mortgage note receivable were satisfied with proceeds from the new loan. In addition, the Company received title to the property previously financed by the mortgage note receivable at an approximate $4.5 million valuation.

•
The Company has two properties under definitive purchase agreements for an aggregate expected purchase price of approximately $7.3 million. The Company's expected return on these investments range from approximately 9.0% to 9.3%. The Company anticipates these properties will close during the second quarter of 2018. However, the Company is currently performing due diligence procedures customary for these types of transactions and cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•
The Company also has four properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $76.0 million. The Company's expected aggregate return on these investments in approximately 11.0%. The Company expects to close these properties through the end of 2019; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•
On March 27, 2018, the Company entered into an amendment to its credit agreement to reduce the pricing margins on its LIBOR borrowings and to increase the maximum swingline commitment from $15.0 million to $20.0 million. The amounts outstanding under the revolving facility will bear annual interest at a floating rate equal to (x) LIBOR plus (y) a margin ranging from 1.75% to 2.50% (currently, 2.00%). Payments under the credit agreement are interest only, with the full amount of the principal due at maturity and may be prepaid at any time, without penalty.

•
On March 29, 2018, the Company borrowed the remaining $40.0 million, under its available term loans, in equal amounts of 5 and 7-year maturities. Also, on March 29, 2018, the Company entered into interest rate swap agreements that fixed the interest rates on the term loans, resulting in fixed interest rates under the term loans ranging from 4.579% to 4.6255% depending on the maturity, the Company’s leverage, and other factors. The amounts borrowed were pursuant to a delayed draw feature available in its credit agreement. The 5-year term loan facility matures in March 2022 and the 7- year term loan facility matures in March 2024. Each of the aforementioned interest rate swaps match the maturity date of the applicable term loan.

•
On May 3, 2018, the Company’s Board of Directors declared a quarterly common stock dividend in the amount of $0.40 per share. The dividend is payable on June 1, 2018 to stockholders of record on May 18, 2018.

About Community Healthcare Trust Incorporated

Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in non-urban markets throughout the United States. The Company had investments of approximately $413.3 million in 89 real estate properties, including one mortgage note, as of March 31, 2018, located in 27 states, totaling approximately 2.0 million square feet.
Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.

Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share amounts)

	March 31, 2018	December 31, 2017

ASSETS
Real estate properties:
Land and land improvements	$46,066	$44,419
Buildings, improvements, and lease intangibles	356,530	343,955
Personal property	116	112
Total real estate properties	402,712	388,486
Less accumulated depreciation	(41,052)	(36,136)
Total real estate properties, net	361,660	352,350
Cash and cash equivalents	2,285	2,130
Mortgage note receivable, net	10,633	10,633
Other assets, net	25,210	20,653
Total assets	$399,788	$385,766

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$111,385	$93,353
Accounts payable and accrued liabilities	3,806	4,056
Other liabilities	4,987	4,983
Total liabilities	120,178	102,392

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 18,179,799 and 18,085,798 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	182	181
Additional paid-in capital	324,918	324,303
Cumulative net income	6,647	4,775
Accumulated other comprehensive loss	1,232	258
Cumulative dividends	(53,369)	(46,143)
Total stockholders’ equity	279,610	283,374
Total liabilities and stockholders' equity	$399,788	$385,766

The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
REVENUES
Rental income	$9,635	$6,618
Tenant reimbursements	1,440	1,128
Mortgage interest	—	261
Other operating	354	—
	11,429	8,007

EXPENSES
Property operating	2,364	1,738
General and administrative	1,193	770
Depreciation and amortization	4,916	3,924
Bad debts	—	67
	8,473	6,499
OTHER INCOME (EXPENSE)
Interest expense	(1,268)	(597)
Interest and other income, net	184	2
	(1,084)	(595)
NET INCOME	$1,872	$913

NET INCOME PER COMMON SHARE:
Net income per common share – Basic	$0.09	$0.07
Net income per common share – Diluted	$0.09	$0.07
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-BASIC	17,574	12,686
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-DILUTED	17,574	12,819

The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO, NORMALIZED FFO, and AFFO (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net income	$1,872	$913
Real estate depreciation and amortization	4,911	3,921
Total adjustments	4,911	3,921
Funds From Operations / Normalized Funds From Operations	$6,783	$4,834
Straight line rent	(415)	(265)
Deferred compensation	614	318
AFFO	$6,982	$4,887
Funds from Operations / Normalized Funds from Operations per Common Share-Diluted	$0.38	$0.38
AFFO Per Common Share-Diluted	$0.39	$0.38
Weighted Average Common Shares Outstanding-Diluted (2)	17,791	12,819

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO"), normalized FFO and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that normalized FFO and AFFO are useful because they allow investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to "net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." The Company has included normalized FFO which it has defined as FFO excluding certain expenses related to closing costs of properties acquired accounted for as business combinations and mortgages funded and has included AFFO which it has defined as normalized FFO excluding straight-line rent and deferred compensation and may include other non-cash items from time to time. Normalized FFO and AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definitions.

FFO, normalized FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)	Diluted weighted average common shares outstanding for FFO are calculated based on the treasury method, rather than the 2-class method used to calculate earnings per share.

CONTACT: W. Page Barnes, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated